Exhibit 10.3

SCHLUMBERGER LIMITED

RESTORATION SAVINGS PLAN

(As Amended and Restated Effective January 1, 2008)

First Amendment

Schlumberger Limited, a Curacao corporation (the “Company”), having reserved the right under Section 8.02 of the Schlumberger Limited Restoration Savings Plan, as amended and restated effective January 1, 2008, and as thereafter amended (the “Plan”), to amend the Plan, does hereby amend the Plan, effective January 1, 2013, as follows:

1. Section 2.01 of the Plan is hereby amended in its entirety to read as follows:

“2.01 Employer Determination

Each year, prior to the last day of the Enrollment Period, the Employer shall determine those Eligible Employees who may participate in the Plan during the subsequent Plan Year. Such determination shall be made in accordance with the requirements set forth in Section 2.02. The Employer may also designate Employees who are newly hired or are transferred to the Employer (each, an ‘Initial Eligibility Event’) as Eligible Employees regardless of the timing of such Initial Eligibility Event.”

2. Section 2.02 of the Plan is hereby amended to add the following paragraph after the first paragraph of such section:

“Subject to Section 4.01, an Employee initially designated as an Eligible Employee during a Plan Year who is projected to have Excess Compensation during such Plan Year may elect to defer Base Compensation that is also Excess Compensation. Such election shall remain in effect until the first day of the Plan Year following the end of the next Enrollment Period to occur after the Employee’s designation as an Eligible Employee.”

3. Section 3.01 of the Plan is hereby amended to add the following sentence to the end of such section:

“Notwithstanding the above, and subject to Section 4.01, an Employee initially designated as an Eligible Employee during a Plan Year may make a deferral election within 30 days following the date such Employee is initially designated as an Eligible Employee. Such election shall remain in effect until the first day of the Plan Year following the next Enrollment Period.”

4. The first sentence of Section 4.01 of the Plan is hereby amended to read as follows:

“Effective for Elective Deferrals occurring after the June 2012 Enrollment Period, an Eligible Employee may irrevocably elect to defer, in any whole percentage, an amount from 1% to 50% of such Eligible Employee’s Excess Compensation.”

5. Section 4.01 of the Plan is hereby amended to add the following paragraph to the end of such section:

“An Employee who becomes an Eligible Employee on or prior to the last day of the Enrollment Period may also make an election to defer, up to the limits set forth above, Base Compensation that is also Excess Compensation for the remainder of the Plan Year. An Employee who becomes an Eligible Employee after the last day of the Enrollment Period may make an election to defer, up to the limits set forth above: (i) Base Compensation that is also Excess Compensation earned for the remainder of the Plan Year and (ii) Base Compensation that is also Excess Compensation earned in the next following Plan Year. For purposes of clarity, an Employee’s deferral election shall remain in effect until the first day of the Plan Year following the next Enrollment Period to occur after the Employee’s designation as an Eligible Employee.”

6. Section 4.02 of the Plan is hereby amended to read as follows:

“4.02 Matching Contributions. Each year the Employer shall determine the Matching Contribution.

Effective January 1, 2013, for Participants who were hired prior to October 1, 2004 and for Participants who did not elect to cease participation in the Qualified Defined Benefit Plans effective January 1, 2005, the Matching Contribution shall be equal to 50% of the first 6% of each participant’s Elective Deferrals made during the Plan Year. Such contributions shall be made by the Employer as soon as administratively practicable following each payroll period.

Effective January 1, 2013, for Participants who were hired on or after October 1, 2004 and for Participants who elected to cease participation in the Qualified Defined Benefit Plans effective January 1, 2005, the Matching Contribution shall be equal to 100% of the first 6% of each participant’s Elective Deferrals made during the Plan Year. Such contributions shall be made by the Employer as soon as administratively practicable following each payroll period.”

7. Section 5.01 of the Plan is hereby amended to read as follows:

“5.01 Allocation of Elective Deferrals. As of each pay period, the Employer shall allocate the Elective Deferrals made during such pay period to a Participant’s Account.”

8. Section 5.02 of the Plan is hereby amended to read as follows:

“5.02 Allocation of Matching Contributions. As of each pay period, the Employer shall allocate the Matching Contributions, if any, among the Accounts of Participants or Former Participants who made Elective Deferrals during the such pay period.”

9. The table in Section 6.01(a) of the Plan is hereby amended to read as follows:

“Completed Years of Active Service	Vested Percentage
Less than 2 years	0%
At least 2 years but less than 3 years	33.33%
At least 3 years but less than 4 years	66.67%
4 or more years	100%”

IN WITNESS WHEREOF, the Company has caused these presents to be executed by its duly authorized officer in a number of copies, each of which shall be deemed an original but all of which shall constitute but one and the same instrument which may be sufficiently evidenced by an executed copy hereof, this 31st day of December, 2012, but effective as of the date set forth herein.

SCHLUMBERGER LIMITED

By:

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